UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 1)

☒	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OMNICELL, INC.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OMNICELL, INC.
4220 North Freeway

Fort Worth, Texas 76137

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 6, 2023

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2023

This supplement (this “Supplement”), dated April 27, 2023, supplements and amends the definitive proxy statement (the “Proxy Statement”) filed by Omnicell, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on April 6, 2023 for the 2023 Annual Meeting of Stockholders to be held on May 23, 2023 (the “Annual Meeting”). This Supplement is being filed to include a clarification to the voting standards on Proposals 2-6 as described in the Proxy Statement to specify that the voting standard for each of the proposals is determined in reference to the shares of our common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote on each such proposal.

Accordingly, the Proxy Statement is hereby amended as follows:

Under the heading “Questions and Answers About these Proxy Materials and Voting― How many votes are needed to approve each proposal?”, the response is amended as follows:

•	For the election of directors, the three nominees receiving the most “For” votes (from the holders of votes of shares present virtually in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” will affect the outcome. Broker non-votes and “Withheld” votes will have no effect. However, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by the Corporate Governance Committee. This policy is further explained below under the heading “Proposal No. 1: Election of Directors.”

•	For the approval of the advisory vote to approve named executive officer compensation, Proposal No. 2 must receive a “For” vote from the majority of the outstanding shares of common stock present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For the approval of our recommendation of “One Year” on the advisory vote on the frequency of solicitation of stockholder approval of named executive officer compensation, the frequency of “One Year” must receive the most votes between the options of every “One Year,” “Two Years” or “Three Years” (from the holders of votes of shares present virtually in person or represented by proxy and entitled to vote thereon). Abstentions and broker non-votes will have no effect.

•	For the approval of the amendment to the Omnicell, Inc. 1997 Employee Stock Purchase Plan, as amended, to add an additional 3,000,000 shares to the number of shares of common stock authorized for issuance under the plan, Proposal No. 4 must receive a “For” vote from the majority of the outstanding shares of common stock present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For the approval of the amendment to the Omnicell, Inc. 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,600,000 shares to the number of shares of common stock authorized for issuance under such plan, Proposal No. 5 must receive a “For” vote from the majority of the outstanding shares of common stock present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For the ratification of the selection of Deloitte as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023, Proposal No. 6 must receive a “For” vote from the majority of shares present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Brokers may vote without instruction on this proposal. Accordingly, there will not be any broker non-votes on Proposal No. 6.

Under the heading “Proposal No. 2: Advisory Vote on Executive Compensation―Recommendation of the Board of Directors”, the following paragraph is amended as follows:

Advisory approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Under the heading “Proposal No. 3: Advisory Vote on the Frequency of Solicitation of Advisory Votes to Approve Executive Compensation―Recommendation of the Board of Directors”, the following paragraph is amended as follows:

Approval of our recommendation of “One Year” on the advisory vote on the frequency of solicitation of stockholder approval of Named Executive Officers compensation requires that the frequency of “One Year” must receive a plurality of votes of the holders of shares of common stock present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Under the heading “Proposal No. 4: Approval of 1997 Employee Stock Purchase Plan, as Amended―Required Vote and Recommendation of the Board of Directors”, the following paragraph is amended as follows:

Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Under the heading “Proposal No. 5: Approval of 2009 Equity Incentive Plan, as Amended—Required Vote and Recommendation of the Board of Directors”, the following paragraph is amended as follows:

Approval of Proposal No. 5 requires the affirmative vote of a majority of the shares present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Under the heading “Proposal No. 6: Ratification of Selection of Independent Registered Public Accounting Firm—

Required Vote and Recommendation of the Board of Directors”, the following paragraph is amended as follows:

Approval of Proposal No. 6 requires the affirmative vote of a majority of the shares present virtually in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will have the same effect as “Against” votes. Brokers may vote without instruction on this proposal.

Except as specifically supplemented by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. From and after the date of this Supplement, any references to “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any further action unless you wish to change your vote.

This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.